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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 24, 1999
                        (Date of earliest event reported)



 Commission        Registrant; State of Incorporation;          I.R.S. Employer
 File Number          Address; and Telephone Number           Identification No.


   1-3525     AMERICAN ELECTRIC POWER COMPANY, INC.
              (A New York Corporation)
              1 Riverside Plaza                              13-4922640
              Columbus, Ohio 43215
              Telephone (614) 223-1000

   1-3570     INDIANA MICHIGAN POWER COMPANY
              (An Indiana Corporation)                       35-0410455
              One Summit Square
              P.O. Box 60
              Fort Wayne, Indiana 46801
              Telephone (219) 425-2111
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      This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from forward-looking statements are:

       Timing and nature of actions by the Nuclear Regulatory Commission and other regulatory entities.

       Rate-setting policies or procedures of regulatory entities.

       Unforeseen additional modifications required for the Cook Plant.

       Other risks and unforeseen events.


Item 5.  Other Events.

      As discussed in the Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Results of Operations and Financial Condition in the 1998 Annual Report, management shut down both units of the Cook Nuclear Plant in September 1997 due to questions, which arose during a Nuclear Regulatory Commission architect engineer design inspection, regarding the operability of certain safety systems.

      On June 24, 1999, the Boards of Directors of American Electric Power Company, Inc. and Indiana Michigan Power Company both approved a plan to restart the Cook Plant. Unit 2 is scheduled to return to service in April 2000 and Unit 1 is to return to service in September 2000. This approval follows a comprehensive systems readiness review of all operating systems at the Cook Plant. Expenditures associated with the restart will total approximately $574
million,  of which $192 million has been spent.   These costs will be accounted
for primarily as expenses in 1999 and 2000.

      Management intends to replace the steam generator for Unit 1 before this unit is returned to service. Costs associated with the steam generator replacement are estimated to be approximately $165 million, which will be accounted for as a capital investment unrelated to the restart. To date, $68 million has been spent on the steam generator replacement.

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.
                              Registrant

                              INDIANA MICHIGAN POWER COMPANY
                              Registrant

                              By:      /s/ Armando A. Pena
                                        Armando A. Pena
                                  Treasurer of each Registrant

June 24, 1999